Press Release

Contact
Paresh Maniar
Executive Director, Investor Relations
(408) 470-5348

MAXIM REPORTS RECORD REVENUE FOR THE FOURTH QUARTER OF FISCAL 2010; INCREASES QUARTERLY DIVIDEND TO $0.21 PER SHARE

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Revenue: $566.0 million including $5.7 million Teridian revenue
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Gross Margin: 60.2% GAAP (61.8% GAAP excluding special expense items)
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EPS: $0.19 GAAP ($0.33 GAAP excluding special expense items)
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Cash flow from operations: $157 million
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Cash, cash equivalents, and short term investments: $827 million
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Fiscal first quarter revenue outlook: $600 to $630 million

SUNNYVALE, CA - July 29, 2010 - Maxim Integrated Products, Inc. (NASDAQ:MXIM) reported net revenue of $566.0 million for its fiscal 2010 fourth quarter ended June 26, 2010, an 11% increase over the $508.9 million revenue recorded in the prior quarter.

Based on Generally Accepted Accounting Principles (GAAP), diluted earnings per share was $0.19. The results were reduced by certain pre-tax and tax related special expense items which primarily consist of:
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$33.2 million additional tax provision for international restructuring
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$13.6 million pre-tax expense for acquisition related items
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$5.5 million pre-tax expense for stock option litigation
GAAP earnings per share excluding special expense items was $0.33.

Cash Flow Items
Cash flow from operations was $157.0 million. Total cash, cash equivalents and short term investments was $826.5 million as of June 26, 2010, a decrease of $32.3 million during the fourth quarter. Key cash outflows include:
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$312.8 million for the acquisition of Teridian

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$77.3 million of share repurchases
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$60.4 million of dividends
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$43.7 million in payments for property and equipment
The above items were offset by $298.6 million received from the issuance of bonds.

Business Outlook
The Company's 90 day backlog increased by 28% to $614 million. Results for the September quarter, including Teridian, are expected to be:
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Revenue: $600 to $630 million
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Gross Margin: 58.5% to 61.5% GAAP (60% to 63% GAAP excluding special expense items)
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Earnings per share: $0.32 to $0.36 GAAP ($0.36 to $0.40 GAAP excluding special expense items)

Tunc Doluca, President and Chief Executive Officer, commented, “We are pleased with our results in the June quarter. We achieved record revenues as a result of the improved economy and our innovative products winning significant designs this past year. To support this growing demand, we are on plan to increase flexible wafer fab capacity.”

Dividend
A cash dividend for the fourth quarter of fiscal 2010 of $0.21 per share will be paid on September 3, 2010, to stockholders of record on August 20, 2010.

Conference Call
Maxim has scheduled a conference call on July 29, 2010, at 2:00 p.m. Pacific Time to discuss its financial results for the fourth quarter of fiscal year 2010 and its business outlook. To listen via telephone, dial (866) 837-9779 (toll free) or (703) 639-1417. This call will be webcast by Shareholder.com and can be accessed at Maxim's website at www.maxim-ic.com/Investor.

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CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended
	June 26, 2010	March 26, 2010	June 27, 2009
	(in thousands, except per share data)
Net revenues	$565,962	$508,880	$394,471
Cost of goods sold (1, 2, 3, 4)	225,014	200,177	203,934
Gross margin	340,948	308,703	190,537
Operating expenses:
Research and development (1)	123,542	116,750	117,106
Selling, general and administrative (1)	67,347	61,494	48,540
Intangible asset amortization (3)	4,983	1,799	2,453
Severance and restructuring	(576)	(625)	(535)
Other operating expense, net (5)	4,569	177,546	1,386
Total operating expenses	199,865	356,964	168,950
Operating income (loss)	141,083	(48,261)	21,587
Interest income and other, net	1,838	644	983
Income (loss) before provision for (benefit from) income taxes	142,921	(47,617)	22,570
Provision for (benefit from) income taxes (6)	84,466	(13,714)	14,472
Net income (loss)	$58,455	$(33,903)	$8,098
Earnings (loss) per share:
Basic	$0.19	$(0.11)	$0.03
Diluted	$0.19	$(0.11)	$0.03
Shares used in the calculation of earnings (loss) per share:
Basic	302,188	304,518	305,347
Diluted	306,803	304,518	308,442
Dividends paid per share	$0.20	$0.20	$0.20

SCHEDULE OF STOCK BASED COMPENSATION EXPENSES
(Unaudited)
	Three Months Ended
	June 26, 2010	March 26, 2010	June 27, 2009
	(in thousands)
Cost of goods sold	$3,423	$1,071	$6,772
Research and development	13,983	8,691	22,783
Selling, general and administrative	7,442	5,517	5,442
Total	$24,848	$15,279	$34,997

SCHEDULE OF SPECIAL EXPENSE ITEMS
(Unaudited)
	Three Months Ended
	June 26, 2010	March 26, 2010	June 27, 2009
	(in thousands)
Cost of goods sold:
Accelerated depreciation (2)	$—	$—	$18,932
Intangible asset amortization (3)	3,995	2,352	2,321
Acquisition related inventory write up (4)	4,583	—	835
Total	$8,578	$2,352	$22,088
Operating expenses:
Intangible asset amortization (3)	4,983	1,799	2,453
Severance and restructuring	$(576)	$(625)	$(535)
Other operating (income) expenses, net (5)	4,569	177,546	1,386
Total	$8,976	$178,720	$3,304
Provision for income taxes:
International restructuring (6)	$33,162	$3,171	$15,500

(1) Includes stock-based compensation charges as shown in the Schedule of Stock Based Compensation Expenses.
(2) Includes accelerated depreciation primarily related to long-lived assets resulting from the closure of the Dallas fab facility.
(3) Includes intangible asset amortization related to acquisitions.
(4) Expense related to fair value write up of inventory acquired as part of acquisitions.
(5) Expenses primarily for stock option related settlement & litigation, class action settlement, and certain payroll taxes, interest and penalties.
(6) Tax provision impact due to international restructuring.

STOCK-BASED COMPENSATION BY TYPE OF AWARD (in thousands)
(Unaudited)
Three Months Ended June 26, 2010	Stock Options	Restricted Stock Units	Employee Stock Purchase Plan	Total
Cost of goods sold	$682	$2,431	$310	$3,423
Research and development expense	3,609	9,180	1,194	13,983
Selling, general and administrative expense	2,608	4,537	297	7,442
Total	$6,899	$16,148	$1,801	$24,848

Three Months Ended March 26, 2010	Stock Options	Restricted Stock Units	Employee Stock Purchase Plan	Total
Cost of goods sold	$232	$586	$253	$1,071
Research and development expense	1,318	6,038	1,335	8,691
Selling, general and administrative expense	1,194	3,993	330	5,517
Total	$2,744	$10,617	$1,918	$15,279

Three Months Ended June 27, 2009	Stock Options	Restricted Stock Units	Employee Stock Purchase Plan	Total
Cost of goods sold	$1,218	$5,281	$273	$6,772
Research and development expense	7,455	14,332	996	22,783
Selling, general and administrative expense	2,099	3,256	87	5,442
Total	$10,772	$22,869	$1,356	$34,997

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CONSOLIDATED BALANCE SHEETS
(Unaudited)
	June 26, 2010	June 27, 2009
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$826,512	$709,348
Short-term investments	—	204,055
Total cash, cash equivalents and short-term investments	826,512	913,403
Accounts receivable, net	339,322	207,807
Inventories	206,040	217,847
Income tax refund receivable	83,813	13,072
Deferred tax assets	217,017	211,879
Other current assets	33,909	20,943
Total current assets	1,706,613	1,584,951
Property, plant and equipment, net	1,324,436	1,366,052
Other assets	451,276	130,772
TOTAL ASSETS	$3,482,325	$3,081,775

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$107,797	$70,087
Income taxes payable	13,053	2,140
Accrued salary and related expenses	175,858	141,334
Accrued expenses	37,030	38,455
Deferred income on shipments to distributors	25,779	16,760
Accrual for litigation settlement	173,000	—
Total current liabilities	532,517	268,776
Other liabilities	27,926	26,398
Income taxes payable	132,400	124,863
Deferred tax liabilites	136,524	67,273
Long term debt	300,000	—
Total liabilities	1,129,367	487,310

Stockholders' equity:
Common stock	301	21,511
Retained earnings	2,364,598	2,580,610
Accumulated other comprehensive loss	(11,941)	(7,656)
Total stockholders' equity	2,352,958	2,594,465
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$3,482,325	$3,081,775

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CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended
	June 26, 2010	March 27, 2010	June 27, 2009
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$58,455	$(33,903)	$8,098
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	24,848	15,279	34,997
Depreciation and amortization	50,386	40,810	56,513
Deferred taxes	56,618	(53,931)	(7,277)
Tax shortfall related to stock-based compensation	(3,565)	(2,040)	(12,493)
Other	(1,860)	(2,067)	194
Changes in assets and liabilities:
Accounts receivable	(34,686)	(16,257)	(11,463)
Inventories	(1,531)	5,208	21,624
Other current assets	(78,749)	(9,465)	28,728
Accounts payable	26,447	15,388	2,042
Income taxes payable	44,184	(725)	11,872
Deferred income on shipments to distributors	4,674	2,878	(1,250)
Accrued liabilities - goodwill and tender offer payments above fair value	(164)	(171)	(2,346)
Litigation settlement	—	173,000	—
All other accrued liabilities	11,943	30,473	(18,888)
Net cash provided by operating activities	157,000	164,477	110,351

Cash flows from investing activities:
Payments for property, plant and equipment	(43,667)	(25,482)	(31,897)
Acquisition	(312,784)	—	—
Proceeds from sales/maturities of available-for-sale securities	100,000	—	1,313
Other	(2,113)	(1,485)	(1,392)
Net cash used in investing activities	(258,564)	(26,967)	(31,976)

Cash flows from financing activities:
Dividends paid	(60,412)	(60,949)	(61,126)
Repurchase of common stock	(77,289)	(49,146)	—
Issuance of ESPP	14,069	—	—
Issuance of debt	298,578	—	—
Issuance of common stock	(6,642)	(7,860)	(637)
Other	1,336	1,359	(89)
Net cash used in financing activities	169,640	(116,596)	(61,852)

Net increase (decrease) in cash and cash equivalents	68,076	20,914	16,523
Cash and cash equivalents:
Beginning of period	758,436	737,522	692,825
End of period	$826,512	$758,436	$709,348

Total cash, cash equivalents, and short-term investments	$826,512	$858,861	$913,403

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ANALYSIS OF GAAP VERSUS GAAP EXCLUDING SPECIAL EXPENSE ITEMS DISCLOSURES
(Unaudited)
	Three Months Ended
	June 26,	March 27,	June 27,
	2010	2010	2009
	(in thousands, except per share data)
Reconciliation of GAAP gross profit to GAAP gross profit excluding special expense items:
GAAP gross profit	$340,948	$308,703	$190,537
GAAP gross profit %	60.2%	60.7%	48.3%

Special expense items:
Accelerated depreciation (1)	—	—	18,932
Intangible asset amortization (2)	3,995	2,352	2,321
Acquisition related inventory write up (3)	4,583	—	835
Total Special items	8,578	2,352	22,088
GAAP gross profit excluding special expense items	$349,526	$311,055	$212,625
GAAP gross profit % excluding special expense items	61.8%	61.1%	53.9%

Reconciliation of GAAP operating expenses to GAAP operating expenses excluding special expense items:
GAAP operating expenses	$199,865	$356,964	$168,950

Special expense (income) items:
Intangible asset amortization (2)	4,983	1,799	2,453
Severance and restructuring	(576)	(625)	(535)
Other operating expenses, net (4)	4,569	177,546	1,386
Total special expense items	8,976	178,720	3,304
GAAP operating expenses excluding special expense items	$190,889	$178,244	$165,646

Reconciliation of GAAP net income (loss) to GAAP net income excluding special expense items:
GAAP net income (loss)	$58,455	$(33,903)	$8,098

Special expense (income) items:
Accelerated depreciation (1)	—	—	18,932
Intangible asset amortization (2)	8,978	4,151	4,774
Acquisition related inventory write up (3)	4,583	—	835
Severance and restructuring	(576)	(625)	(535)
Other operating expenses, net (4)	4,569	177,546	1,386
Pre-tax total special expense items	17,554	181,072	25,392
Tax effect of special expense items	6,873	65,291	8,811
International restructuring (5)	33,162	3,171	15,500
GAAP net income excluding special expense items	$102,298	$85,049	$40,179

GAAP net income per share excluding special expense items:
Basic	$0.34	$0.28	$0.13
Diluted	$0.33	$0.27	$0.13

Shares used in the calculation of earnings per share excluding special expense items:
Basic	302,188	304,518	305,347
Diluted (6)	306,803	309,445	308,442

(1) Includes accelerated depreciation primarily related to long-lived assets resulting from the closure of the Dallas fab facility.
(2) Includes intangible asset amortization related to acquisitions.
(3) Expense related to fair value write up of inventory acquired as part of acquisitions.
(4) Expenses primarily for stock option related settlement & litigation, class action settlement, and certain payroll taxes, interest and penalties.
(5) Tax provision impact due to international restructuring.
(6) Diluted shares for the three months ending March 27, 2010 have been adjusted due to net income for GAAP net income excluding special expense items versus a net loss on a GAAP basis.

Non-GAAP Measures
To supplement the consolidated financial results prepared under GAAP, Maxim uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude special expense items related to accelerated depreciation, intangible asset amortization, acquisition related inventory write up to fair value, severance and restructuring, stock option related litigation and associated settlement, and the tax provision impacts due to international restructuring. Management does not consider these special expenses in evaluating the core operational activities of Maxim. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate Maxim's current performance. Many analysts covering Maxim use the non-GAAP measures as well. Given management's use of these non-GAAP measures, Maxim believes these measures are important to investors in understanding Maxim's current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in Maxim's core business across different time periods. These non-GAAP measures are not in accordance with or an alternative to GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized it may not be possible to compare these financial measures with other companies' non-GAAP financial measures, even if they have similar names. The non-GAAP measures displayed in the table above include the following:

GAAP gross profit excluding special expense items
The use of GAAP gross profit excluding special expense items allows management to evaluate the gross margin of the company's core businesses and trends across different reporting periods on a consistent basis, independent of special expense items including accelerated depreciation, intangible asset amortization and acquisition related inventory write up to fair value. In addition, it is an important component of management's internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents GAAP gross profit excluding special expense items to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of Maxim's core businesses.

GAAP operating expenses excluding special expense items
The use of GAAP operating expenses excluding special expense items allows management to evaluate the operating expenses of the company's core businesses and trends across different reporting periods on a consistent basis, independent of special expense items including intangible asset amortization, severance and restructuring, and stock option related litigation and associated settlement. In addition, it is an important component of management's internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents GAAP operating expenses excluding special expense items to enable investors and analysts to evaluate our core business and its direct operating expenses.

GAAP net income and GAAP net income per share excluding special expense items
The use of GAAP net income and GAAP net income per share excluding special expense items allow management to evaluate the operating results of Maxim's core businesses and trends across different reporting periods on a consistent basis, independent of special expense items including accelerated depreciation, intangible asset amortization, acquisition related inventory write up to fair value, severance and restructuring, stock option related litigation and associated settlement, and the tax provision impacts due to international restructuring. In addition, they are important components of management's internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents GAAP net income and GAAP net income per share excluding special expense items to enable investors and analysts to understand the results of operations of Maxim's core businesses and to compare our results of operations on a more consistent basis against that of other companies in our industry.

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“Safe Harbor” Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include the Company's financial projections for its first quarter of fiscal 2011 ending in September 2010, which includes revenue, gross margin and earnings per share, as well as the Company's belief that it is on plan to increase flexible wafer fab capacity to support future revenue growth. These statements involve risk and uncertainty. Actual results could differ materially from those forecasted based upon, among other things, general market and economic conditions and market developments that could adversely affect the growth of the mixed-signal analog market, product mix shifts, customer cancellations and price competition, as well as other risks described in the Company's Annual Report on Form 10-K for the fiscal year ended June 27, 2009 (the “10-K”) and Quarterly Reports on Form 10-Q filed after the 10-K.

All forward-looking statements included in this news release are made as of the date hereof, based on the information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement except as required by law.

About Maxim
Maxim Integrated Products is a publicly traded company that designs, manufactures, and sells high-performance semiconductor products. The Company was founded over 25 years ago with the mission to deliver innovative analog and mixed-signal engineering solutions that add value to its customers' products. To date, it has developed over 6,300 products serving the industrial, communications, consumer, and computing markets.

Maxim reported revenue of approximately $2.0 billion for fiscal 2010. A Fortune 1000 company, Maxim is included in the Nasdaq 100, the Russell 1000, and the MSCI USA indices. For more information, go to www.maxim-ic.com.

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